Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-180382) on Form S-8 of Regional Management Corp. and Subsidiaries of our report dated March 16, 2015, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Regional Management Corp. and Subsidiaries for the year ended December 31, 2014.

We also consent to the reference to our firm under the caption “Selected Consolidated Financial Data” in such Annual Report.

/s/ McGladrey LLP

Raleigh, North Carolina

March 16, 2015